Exhibit 23.3

Date: 29 September 2025

SMJ International Holdings Inc.

31 Jurong Port Road

#02-20, Jurong Logistics Hub

Singapore 619115

Dear Sirs,

FILING OF THE REGISTRATION STATEMENT ON FORM F-1 OF SMJ INTERNATIONAL HOLDINGS INC. (THE “COMPANY”) WITH THE SEC (AS DEFINED BELOW), INCLUDING ALL AMENDMENTS OR SUPPLEMENTS THERETO (THE “REGISTRATION STATEMENT”), UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) IN CONECTION WITH ITS INITIAL PUBLIC OFFERING ON THE NYSE AMERICAN LLC

CONSENT LETTER

Unless otherwise defined herein, all capitalised terms used in this consent letter shall have the same meanings as ascribed to them in the Registration Statement.

We, Opal Lawyers LLC, being named as the counsel to the Company as to Singapore Law in the Registration Statement to be lodged with the United States Securities and Exchange Commission (the “SEC”), on the date hereof in relation to the initial public offering by the Company of its Class A Ordinary Shares on the NYSE American LLC, do hereby consent to act in those capacities in relation to the Registration Statement.

We have given and have not before the filing of the Registration Statement with the SEC withdrawn our written consent to the issue of the Registration Statement with the inclusion of the following:

(a)	our name and all references thereto, in the form and context in which they are included in the Registration Statement; and

(b)	the filing with the SEC of this consent letter as an exhibit to the Registration Statement.

In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules or regulations promulgated thereunder.

Yours faithfully

/s/ Opal Lawyers LLC
Opal Lawyers LLC

(Incorporated with limited liability. Reg. no. 200910199R)

30 Cecil Street #10-01/02 Prudential Tower Singapore 049712

T: 6865 9960 F: 6536 0688 URL: www.opal.sg